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                                                                    Exhibit 10.4

                    [CRICKET COMMUNICATIONS, INC. LETTERHEAD]

October 26, 2004

Mr. Manford Leonard
4850 Fairport Way
San Diego, CA 92130

Dear Manford:

We appreciate your willingness to postpone the date of your departure from Cricket Communications, Inc. (the "Company") following the tender of your voluntary resignation from the position of Vice President and Controller on August 10, 2004. This letter sets forth the terms of the retention agreement (the "Agreement") negotiated between you and the Company to cover the additional period of employment.

You have agreed to continue working for the Company and to continue to serve as the Vice President and Controller of the Company and of Leap Wireless International, Inc. ("Leap"), through the later of November 15, 2004 and the date on which Leap files its the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (the latter of such dates being the "Final Employment Date"). During this period you will continue to be responsible for your normal duties, including providing direction to the Accounting Department and continuing to assist the CFO with accounting and finance projects including activities related to fresh start accounting and the third quarter Form 10-Q. It is the Company's expectation that you will perform your duties as assigned at an optimal level consistent with the Company's performance expectations for an executive at your level.

In addition to your regular compensation and benefits, the Company will pay you
(a) $25,000, less required tax withholdings, promptly after your execution and delivery of this Agreement, and (b) the sum of:

      (i)   $25,000 plus

      (ii) $10,000 for each two week period (or portion thereof), if any, from November 16, 2004 through the date Leap files its third quarter Form 10-Q that you continue to be employed by the Company

(collectively, the "Completion Payment"), less required tax withholdings, provided that (1) you continue working for the Company at the expected level of performance through the Final Employment Date, and (2) on or after the Final Employment Date, you execute and deliver to the Company a Mutual Release of Claims in the form attached to this letter as Exhibit A. In addition, in order to receive the Completion Payment, you must be an active employee of the Company through the Employment Date, and be in good standing and not have been on a leave of absence or a performance improvement plan (PIP) at any time from the date of this letter through the Final Employment Date. The Completion Payment will be paid to you as soon as reasonably practical after the passage of the seven (7) day revocation period contemplated by the Mutual Release of Claims described above so long as you do not revoke your execution of

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such Mutual Release of Claims as provided for therein. Should the Company terminate your employment prior to the Final Employment Date other than for cause you will be entitled to receive the Completion Payment.

So long as you satisfy the conditions to receive the Completion Payment, the Company will engage you as an independent consultant, commencing on the effective date of your termination pursuant to a written consulting agreement in the form attached to this Agreement as Exhibit B. The term of the consulting engagement will be for a minimum duration of twenty (20) weeks and the Company will pay you a weekly consulting fee of $2,500.00 per week, less required tax withholdings, during this period. You agree to make yourself available to consult during this period on issues related to accounting matters of the Company and any or its affiliated companies. During the term of the consulting arrangement, you will be available to spend up to ten business days per month in San Diego. The Company will pay your reasonable out-of-pocket expenses for travel and accommodations (excluding any expenses for accommodations in a dwelling you own) associated with those visits. To the extent your consulting hours exceed 20 hours in any calendar week, the Company will pay you $150 per hour for each such additional hour of consulting.

In accordance with the provisions of our November 13, 2003 letter agreement, the Company will pay you a lump sum severance payment equal to four (4) months of base pay as in effect on the date hereof, less required tax withholdings, on the last day of your employment with the Company.

The provisions of this paragraph supersede the terms of the November 13, 2004 Letter with respect to the Company's provision of insurance coverage to you and your eligible dependents. Upon the termination of your employment by the Company, you, your eligible spouse and your eligible dependants shall be entitled to continuation coverage pursuant to section 4980B of the Internal Revenue Code, as amended from time to time (the "Code"). This coverage is typically referred to as COBRA coverage. The Company agrees to pay the first five months of the applicable premiums for such COBRA continuation coverage. If your COBRA continuation coverage terminates (for example, because you have a new employer who is providing you with insurance coverage), then the Company will instead pay you an amount equal to the unpaid applicable premiums for the remainder of the five month period.

Your compensation and benefits (including scheduled time off (STO) and unscheduled time off (UTO)) shall remain consistent with Company policies for similarly situated employees through the Final Employment Date.

You represent that no promise other than those referred to in this Agreement were made to you and that this Agreement contains the entire agreement between you and the Company related to the matters set forth herein, and that the terms of the releases to be provided as contemplated herein are contractual and not mere recitals. Except as otherwise described herein or in the Consulting Agreement or Indemnity Agreement executed simultaneously herewith, any other agreements, whether oral or written, pertaining to your relationship with the Company shall be superseded by this Agreement. Any modification to this Agreement shall not be effective unless in writing and signed by both parties.

Should any part, term or provision of this Agreement or the releases contemplated hereby be determined by any court to be illegal or invalid, this shall not affect the validity of the remaining

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parts, terms and provisions of this Agreement or such releases. This Agreement and the releases contemplated hereby shall not be construed as an admission by either party of any liability to the other party or of the violation by either party of any statute or legal or equitable obligation, and the parties each deny any such violation.

The validity, interpretation, and performance of this Agreement and the releases contemplated hereby shall be construed and interpreted according to the laws of the State of California.

This Agreement and the releases contemplated hereby have been reviewed by the parties, and their respective attorneys, and the parties have had a full opportunity to negotiate their contents. The parties have read this Agreement and know its contents and fully understand it. The parties to this Agreement expressly waive any common law or statutory rule of construction that ambiguities should be construed against the drafter of this Agreement or the releases contemplated hereby.

The Company will reimburse you for your reasonable out-of-pocket expenses associated with consulting with an independent attorney with regards to this Agreement.

We look forward to your execution of this Agreement and to your continuing contributions to the results we have achieved to date at the Company. Please see me with any questions pertaining to this matter.

                                 Very truly yours,

                                 /s/ S.D. Hutcheson
                                 S. D. Hutcheson
                                 EVP and CFO

      I have had an adequate opportunity to review this document away from the Company's premises and to consult anyone of my choice regarding it, including an adequate opportunity to consult an independent attorney selected by me. I understand the contents of this letter, and I agree to all of its terms and conditions.

Dated: October 27, 2004                              /s/ Manford Leonard
                                                     -----------------------
                                                     Manford Leonard

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EXHIBIT A

                            MUTUAL RELEASE OF CLAIMS

      This Mutual Release of Claims (this "Release") is entered into between Manford Leonard ("Employee"), Leap Wireless International, Inc. ("Leap") and Cricket Communications, Inc. ("Cricket"; collectively Leap and Cricket are referred to herein as the "Company"). This Release is the release contemplated by the October __, 2004 letter (the "October __, 2004 Letter") from S.D. Hutcheson, EVP and CFO of Cricket Communications, Inc. (the "Company") to Employee which was agreed to by Employee).

For consideration received, Employee hereby releases and forever discharges Leap, Cricket, the subsidiaries and affiliates of each of them, and the past, present and future officers, directors, employees, agents and successors of each of the foregoing (collectively, the "Released Parties"), from any and all costs or expenses, charges, claims, suits, demands, actions and causes of action, in law or in equity, known or unknown, that Employee now has against any and all of the Released Parties arising out of, or in any way related to his employment by or separation from the Company (or his prior employment by or separation from any of the Released Parties), including any claim for breach of contract or tort, or for violation of federal or state discrimination laws, including the Age Discrimination in Employment Act.

For consideration received, Leap and Cricket each hereby releases and forever discharges Employee from any and all costs or expenses, charges, claims, suits, demands, actions and causes of action, in law or in equity, known or unknown, that Leap or Cricket now has against Employee arising out of, or in any way related to Employee's employment by or separation from the Company (or his prior employment by or separation from any of the Released Parties), including any claim for breach of contract or tort.

The parties hereby waive the benefits of Section 1542 of the California Civil Code which provides as follows:

      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The releases and waivers set forth herein include, among others, waivers of rights and claims based on age discrimination in violation of the federal Age Discrimination in Employment Act ("ADEA") and applicable state laws. By law, the ADEA requires the Company to advise Employee in writing to consult with an attorney prior to executing this Release. Further, the ADEA requires the Company to provide Employee with the following information to waive rights and claims under the ADEA:

      You are agreeing to forego any rights or claims arising before the date this Release is signed by you. You do not waive rights or claims under the ADEA that might arise after the date this Release is executed;

      The ADEA provides you with 21 days from the later of the date of the October __, 2004 Letter and the date of your separation from the Company to consider the Company's offer conditioned on the execution and delivery of this Release.

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      However, if you wish, you may sign this Release prior to the end of the
      21-day period. This is entirely your decision. If you decide to shorten the 21-day period, you acknowledge that you are doing so knowingly and voluntarily;

      The ADEA also provides that you may revoke your execution of this Release within seven (7) days after the date on which you sign this Release. To be effective, your revocation must be in writing, signed, dated and delivered to Leonard C. Stephens at the Company's headquarters office no later than 7 days from the date on which you signed and dated this Release. If the 7th day falls on a weekend or holiday, your revocation must be delivered the next business day. This Release shall not become effective or enforceable until this revocation period has expired.

IN WITNESS WHEREOF, the undersigned have executed this Release as of the date indicated below.

Dated:

____________________________________
Manford Leonard

Leap Wireless International, Inc.

By: ______________________________
Name: ____________________________
Title: ___________________________

Cricket Communications, Inc.

By: ______________________________
Name: ____________________________
Title: ___________________________

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EXHIBIT B

                              CONSULTING AGREEMENT

      This Consulting Agreement (the "Agreement") is entered into as of ___________ __, [2004] (the "Effective Date") between Cricket Communications ("Company"), a corporation organized and existing under the laws of the State of Delaware, and having its principal place of business located at 10307 Pacific Center Court, San Diego, CA 92121, and Manford Leonard ("Consultant"), residing at ______________________________ .

      In consideration of the promises and mutual covenants hereinafter set forth, Company and Consultant hereby agree as follows:

1.    SCOPE OF AGREEMENT.

      Consultant shall perform personally the consulting services described in Exhibit A hereto and incorporated by reference (the "Services"). The Services shall be performed with promptness and diligence in a thorough, workmanlike manner. The Services shall be performed to Company's satisfaction in accordance with the highest professional standards in the field.

2.    COMPENSATION.

Payment for the Services shall be paid as follows:

      2.1 Company shall compensate Consultant for the Services in accordance with Exhibit B; provided, however, that Company's total liability under this Agreement shall not exceed $100,000.00 unless Company so agrees in writing.

      2.2 Consultant shall provide Company with bi-weekly invoices, which include an itemization of (i) the nature and amount of Services performed; and (ii) expenses for which Consultant seeks reimbursement from Company. Company shall remit payment within thirty (30) days of receipt of each monthly invoice unless otherwise provided for on Exhibit B.

      2.3 If any items are disputed, such items and only such items may be withheld from payment until such dispute is resolved. In the event that Company timely disputes any billed matter, Company shall pay the remaining undisputed portion of the invoice in accordance with the terms of this Agreement.

      2.4 All taxes and similar assessments, levies and government-imposed obligations with respect to Consultant's income derived from its performance of Services hereunder, as well as all other taxes associated with the performance of the Services, shall be the obligation of and be paid by Consultant.

3.    CONFIDENTIALITY.

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      3.1   Use of Confidential Information Received. Company may from time to time communicate to Consultant, or Consultant may otherwise gain access to, certain confidential business and/or technical information with respect to the operations, business plans and/or intellectual property of Company and its affiliates (the "Information"). Consultant shall treat all Information as confidential, whether or not so identified, and shall not disclose, or permit the disclosure of any Information without the prior written consent of Company. Consultant shall limit the use and disclosure of the Information within its organization to the extent necessary to perform the Services and shall inform all such disclosees of the confidential nature of such Information and of Consultant's obligations under this Section 3. The foregoing obligations of this Section 3 shall not apply to any Information, which has been or is through no fault of Consultant hereafter disclosed in publicly available sources of information. The terms of this Agreement are in addition to the terms of any nondisclosure agreement currently in effect between Company (or any of its affiliates) and Consultant, and in the event of any inconsistency between the terms of such agreements, those terms which are most protective of the Information shall prevail.

      3.2 Confidentiality of Work Product. Consultant shall not disclose to any party, including but not limited to any subcontractor, without the prior written consent of Company any of (i) Consultant's works, discoveries, inventions and innovations resulting from the Services,
            (ii) any proposals, research, records, reports, recommendations, manuals, findings, evaluations, forms, reviews, information, data, computer programs and software originated or prepared by Consultant for or in the performance of the Services (the items listed in clauses (i) and (ii) being hereinafter referred to collectively and severally as "Work Product") or (iii) the existence or the subject matter of this Agreement.

      3.3 Return of Information and Work Product; Survival. In the event of any termination, expiration or upon request by Company, all copies of such Information and all Work Product shall be immediately returned to Company. The terms and conditions of this Section 3 shall survive the expiration or termination of this Agreement.

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4.    PROPRIETARY RIGHTS.

      4.1 Rights to Information. Consultant acknowledges and agrees that all Information shall remain the property of Company, and no license, express or implied, to use any of Cricket's intellectual property is granted under this Agreement, except as specifically required to perform the Services.

      4.2 Assignment of Work Product. All Work Product shall be promptly communicated to Company. As additional consideration for the compensation to be paid to Consultant under this Agreement, Consultant shall assign to Company all of its right, title and interest in and to all Work Product immediately upon origination, preparation or discovery thereof and regardless of the medium of expression thereof. Consultant shall communicate to Company or its representatives all facts known to it respecting such Work Product. All Work Product shall become the exclusive property of Company, and Consultant shall be deemed to have relinquished all right, title and interest in and to such Work Product by virtue of this Paragraph 4.2.

      4.3 Work for Hire. To the extent that the Services under this Agreement are a work of the type described under the definition of "work made for hire" in the Copyright Act of 1978, 17 U.S.C. Section 101, Company and Consultant agree that the work shall be considered a "work made for hire."

      4.4 Survival. The terms and conditions of this Section 4 shall survive the expiration or termination of this Agreement.

5.    TERM AND TERMINATION.

      5.1 Term of Agreement. This Agreement shall become effective on the Effective Date and shall continue in full force and effect for twenty weeks from the Effective Date unless sooner (a) terminated as provided for herein or (b) extended by the parties hereto in writing.

      5.2 Termination. Either party to this Agreement may terminate this Agreement by notice in writing in the event that the other breaches its obligations under this Agreement, makes an assignment for the benefit of creditors, files for bankruptcy protection, admits in writing inability to pay debts as they mature, or if a trustee or receiver of the other, or any substantial part of the other's assets, is appointed by any court.

      5.3 Return of Material and Information. In the event of such termination or upon expiration of this Agreement, Consultant shall return to
            Company: (i) any and all equipment, documents and other materials containing any Information which Consultant has received from Company; and (ii) any and all Work Product and all copies thereof made by Consultant.

6. INDEPENDENT CONTRACTOR. The parties expressly intend and agree that Consultant is acting as an independent contractor and not as an agent or employee of Company. Consultant retains sole and absolute discretion, control and judgment regarding the

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      manner and means of performing and providing the Services, except as to the policies and procedures set forth herein. Consultant understands and agrees that it shall not be entitled to any of the rights and privileges established for Company's employees, including but not limited to retirement benefits; medical, life insurance or disability coverage; severance pay; and paid vacation or sick pay. Consultant understands and agrees that Company will not pay or withhold from the compensation paid to Consultant any sums customarily paid or withheld for or on behalf of employees for income tax, unemployment insurance, social security, workers compensation or any other withholding tax, insurance or payment, and all such payments as may be required by law are the sole responsibility of Consultant. Consultant agrees to hold Company harmless against and indemnify Company for any of such payments of liabilities for which Consultant may become liable with respect to such matters. This Agreement shall not be construed as a partnership agreement, joint venture or franchise and neither party shall have the right or authority to assume or create any obligation on behalf of or in the name of the other. Except as otherwise provided in a separate Indemnification Agreement previously executed by and between the Company (or any of its affiliates) and Consultant, Company shall have no responsibility for any of Consultant's debts, liabilities or other obligations or for the intentional, reckless or negligent acts or omissions of Consultant or Consultant's employees or agents.

7.    INDEMNIFICATION. Omitted.

8.    INSURANCE. Omitted.

9. LAWS, RULES AND REGULATIONS. Consultant shall comply at its own expense with the provisions of all applicable federal, state and municipal laws, statutes, ordinances, regulations and codes, including without limitation the Fair Labor Standards Act of 1938, that are applicable to Contractor as an employer of labor or otherwise.

10. COMPANY PROPERTY. Title to all property owned by Company (or any affiliate of Company) and furnished to Consultant shall remain in Company (or the affiliate). Any property owned by Company (or any affiliate) and in Consultant's possession or control shall be used only in the performance of this Agreement unless authorized in writing by Company for another use. Consultant shall adequately protect such property and shall return it to Company or otherwise dispose of it as directed by Company. Consultant shall be responsible for any loss or damage to any property owned by Company and in Consultant's possession or control.

11. NOTICES. All notices, certifications, requests, demands, payments and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if sent by overnight delivery, by a nationally-recognized overnight delivery service; if mailed, by first class certified mail, postage prepaid, or delivered personally; or if sent by facsimile, with transmission confirmed to:

               IF TO COMPANY:                     IF TO CONSULTANT:
               Cricket Communications, Inc.       Manford Leonard
               Attn:  Chief Financial Officer     [Insert Address]
               10307 Pacific Center Court
               San Diego, CA  92121

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      or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others. Notices given by United States certified mail as aforesaid shall be effective on the date of the first attempt at delivery. Notices delivered in person shall be effective upon delivery. Notices given by facsimile shall be effective when transmitted, provided facsimile notice is is transmitted on a business day during regular business hours.

12. PUBLICITY. Consultant shall not issue or release for publication any articles or advertising or publicity matter relating to the work to be performed hereunder or mentioning or implying the name of Company, or any affiliate of Company or any of their personnel, unless prior written permission is granted by Company.

13. RECORDS AND AUDIT. Consultant shall maintain complete records of all costs reimbursable by Company under the terms of this Agreement. Company shall have the right, either on its own or through its accredited representatives, to examine asuch records at any reasonable time.

14. WRITTEN ASSURANCE. Consultant hereby expressly acknowledges that any products and/or technical data received from Company, or any products directly derived from any such technical data, may be subject to U.S. export and re-export controls, and Consultant hereby gives its assurance to Company that it will not knowingly, unless prior written authorization is obtained from Company and the U.S. Commerce Department, export, re-export or otherwise disclose, directly or indirectly, any such product or technical data to any of the countries proscribed by the U.S. Department of Commerce and or U.S. Treasury Department (as such list of countries may be amended from time to time by the U.S. Department of Commerce and/or the U.S. Treasury Department).

15.   REPRESENTATIONS AND WARRANTIES.

Consultant represents and warrants that:

      15.1 Consultant is financially solvent, able to pay its debts and possessed of sufficient working capital to complete the Services in accordance with this Agreement.

      15.2 Consultant is authorized to do business in the states in which it shall perform Services and properly licensed by all necessary governmental and public and quasi-public authorities having jurisdiction over it to perform the Services under the terms of this Agreement.

      15.3 Consultant's execution of this Agreement and the Consultant's performance of its obligations hereunder does not now and shall not in the future violate any agreement between the Consultant and any third party, or any obligation of Consultant to any third party, including, without limitation, any non-compete agreement or obligation; Consultant will inform Company if any litigation is instituted against Consultant that may have an effect on Consultant's performance of the Agreement.

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      15.4  Consultant has the experience and skills necessary to provide and perform the Services required pursuant to this Agreement; all Services provided by Consultant shall be performed in a professional manner in accordance with all professional standards applicable to the Consultant, shall be of a high grade, nature and quality, commensurate with that which is customary in the industry.

16. CHOICE OF LAW, JURISDICTION AND VENUE. This Agreement is made and shall be governed and construed in accordance with the laws of the State of California, excluding its conflicts of laws provisions. The parties hereto consent to the jurisdiction of the State of California and agree that any and all disputes between them shall be resolved pursuant to the terms and conditions of this Agreement and in proceedings held in San Diego County, California.

      16.1 Consultant acknowledges that money damages are not adequate to compensate Company for: (i) the disclosure of confidential Information in breach of this Agreement; or (ii) the breach of the terms of this Agreement which govern Proprietary Rights. Consultant therefore consents to the imposition of injunctive relief by and court or administrative body to prevent Consultant from disclosing the Information or violating Company's Proprietary Rights as provided for herein.

17.   GENERAL PROVISIONS.

      17.1 Survivability. The terms and conditions of this Agreement that by their sense and context are intended to survive after performance hereunder shall survive the termination or expiration of this Agreement, including but not limited to Paragraphs 3, 4, 5.3, 10, 12 and 16.

      17.2 Assignment. Consultant shall not assign any of its rights or obligations under this Agreement and shall not subcontract any of the Services to be performed hereunder without the prior written consent of Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. Company may assign its rights, duties and obligations under this Agreement to any affiliates of Company, or any legal entity or legal entities in which Company, or any of its' affiliates has or will have any interest.

      17.3 Entire Agreement; Modification. This Agreement, together with the exhibits attached hereto, which are incorporated herein by this reference, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

      17.4 Severability; Non-Waiver. In the event that any of the terms, conditions or provisions of this Agreement are held to be illegal, unenforceable or invalid by any court of competent jurisdiction, the remaining terms, conditions or provisions hereof shall remain in full force and effect. The failure or delay of either party to enforce at any time any provision of this Agreement shall not constitute a waiver of such party's right thereafter to enforce each and every provision of this Agreement.

      17.5 Prevailing Agreement. In the case of any conflict or inconsistency between the terms of this Agreement and the terms of the retention agreement letter, dated as of _________ __, 2004 from Len Stephens, Senior Vice President, Human Resources of the Company, to Consultant, the terms of this Agreement shall prevail.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Cricket Communications ("Company")      Manford Leonard ("Consultant")

By: ______________________________      By: ______________________________

Name: ____________________________      Name: ____________________________

Title: ___________________________      Title: ___________________________

                          VENDOR/CONSULTANT INFORMATION

For Tax Purposes:

Vendor/Consultant Name: ________________________________________

Corporation:            Yes              No

Tax ID Number:          ________________________________________

Social Security Number:

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                                    EXHIBIT A

                               CONSULTANT SERVICES

                                STATEMENT OF WORK

Consultant will perform the following tasks and have the following responsibilities:

Project Objective

This Consulting Agreement allows the Company to utilize Consultant's professional knowledge, experience and judgment (including Consultant's in-depth knowledge of accounting matters relating to the Company and its affiliates) in the transition period beginning with Consultant's termination of employment by the Company. .

Description of Work Efforts

Consultant agrees to make him available during the term of this Consulting Agreement to consult, at the request of the Company, on issues related to accounting matters of the Company and any or its affiliated companies. During the term of the Consulting Agreement, Consultant agrees to be available to spend up to ten business days per month in San Diego.

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                                    EXHIBIT B

                         COMPENSATION AND REIMBURSEMENT

The Company will pay Consultant you a consulting fee of $2,500.00 per week during the term of this Consulting Agreement. To the extent Consultant's services under this Agreement require him to spend more than 20 hours in any calendar week, the Company will pay Consultant $150 per hour for each such additional hour of consulting.

The above specified payments include compensation of Consultant for all elements of cost (direct labor, overhead, general and administrative expenses and profit) other than out of pocket expenses authorized by Cricket Communications as described below.

The Company will reimburse Consultant for reasonable and necessary out of pocket expenses incurred in connection with its performance of the Services, authorized in accordance with Cricket Communications' Travel Management Policy then in effect, and supported by reasonably detailed documentation, including reasonable and necessary expenses for travel and accommodations (excluding any expenses for accommodations in a dwelling you own) associated with Consultant's travel to San Diego as contemplated in the Statement of Work. All such out of pocket expenses shall be itemized on each invoice submitted to the Company and shall be accompanied by the appropriate supporting documentation. The following costs shall not be charged to Cricket Communications: (a) local telephone service and calls; and (b) any office staff and supplies used in the normal course of performing the Services.

To support payment for the Services, each invoice submitted therefore shall include a certification by Consultant stating that the number of hours by individual and labor category set forth therein was the actual number of hours expended by each individual during the period for which the invoice is submitted and that all out of pocket expenses for which reimbursement is requested were properly incurred in the performance of the Services.

In no event shall the total payments made under this Agreement exceed the maximum amount specified in Paragraph 2(a) of the Agreement without execution of a written amendment to this Agreement by duly authorized representatives of Cricket Communications and Consultant.